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                                                                  EXHIBIT 10.1


                                  AGREEMENT




    This Agreement ("AGREEMENT") is entered into as of this 26th day of June, 1996 by and between Warburg, Pincus Investors, L.P., a Delaware corporation ("WARBURG"), and Pacific Greystone Corporation, a Delaware Corporation (the "COMPANY").

                              W I T N E S S E T H


     WHEREAS, Warburg owns 8,411,854 shares of Common Stock, par value $.01 per share, of the Company, such stock representing in excess of 50% of the voting power of the Company's voting stock;

     WHEREAS, the parties hereto have been advised by the Company's independent public accountants that pooling of interests accounting treatment is generally unavailable for a transaction involving a company that within two years prior to the transaction had a shareholder that controlled more than 50% of the voting power of such company; and

     WHEREAS, the parties have been further advised by the Company's independent public accountants that upon execution of this Agreement, Warburg will be deemed to have divested itself of voting power in excess of the 50% limitation for the purposes of the pooling of interest accounting rules referred to above;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto, intending to be legally bound, agree as follows:

  1.  VOTING

      At any time when a matter is brought to the vote of the Company's shareholders and Warburg beneficially owns shares of the Company voting stock representing more than 50% of th voting power of the Company's shares entitled to vote on such matter (the "LIMIT"), then:

      (a)  Warburg may vote shares up to the Limit in its discretion; and

      (b) Warburg shall vote shares beneficially owned by it in excess of the Limit in the same proportion as the shares voted by holders other than Warburg are voted on such matter.


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  2.  AMENDMENT OR TERMINATION

      Except as set forth in paragraph 3 below, this Agreement may not be amended or terminated without the concurrence of:

      (a) a majority of the Directors of the Board of the Company that are not officers, employees or partners of Warburg or the Company; or

      (b) a majority of the votes of the shares of the Company voting stock voting on the matter at a meeting duly called other than shares of Company voting stock beneficially owned by Warburg.

  3.  ADDITIONAL RIGHT TO TERMINATION

      This Agreement shall also be terminated by either Warburg or the Company if it shall have received an opinion from a certified public accounting firm contrary to the advice referred to in the third "Whereas" clause hereto and such opinion is delivered to all the parties hereto.

  4.  COUNTERPARTS

       This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  5.  NOTICES

      All notices, requests, demands and other communications under this Agreement shall be in writing, shall be given by one of the methods specified below, and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the second business day after delivery to an overnight courier service, provided receipt of delivery has been confirmed, or (iii) upon receipt by the transmitting party of confirmation or answer-back if delivery is by telex or telefax.

      If to Warburg:

      Warburg, Pincus Investors, L.P.
      466 Lexington Avenue
      New York, New York  10017
      Attention:  John Santoleri
      Telephone:  (212) 878-9382
      Facsimile:  (212) 878-9351



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      If to the Company:

      Pacific Greystone Corporation
      6767 Forest Lawn Drive, Suite 300
      Los Angeles, California  90068-1027
      Attention:  Jack R. Harter
      Telephone:  (213) 436-6300
      Facsimile:  (213) 876-3866

  6.  GOVERNING LAW

      This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

       IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.

                                       WARBURG, PINCUS INVESTORS, L.P.



                                       By:  /s/ JOHN D. SANTOLERI
                                           ----------------------------
                                           Name:  JOHN D. SANTOLERI
                                           Title: MANAGING DIRECTOR



                                       PACIFIC GREYSTONE CORPORATION



                                       By:  /s/ JACK R. HARTER
                                          -----------------------------
                                          Name:  JACK R. HARTER
                                          Title: PRESIDENT


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